ORRSTOWN
Financial Services, Inc.

Earnings Presentation

Second Quarter 2025

July 23, 2025

Cautionary Note Regarding Forward Looking Statements | Non-GAAP Disclosures

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "project," "forecast," "goal," "target," "would" and "outlook," or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity and cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results of the Company's operations to differ materially from expectations include those detailed in our Annual Report on Form 10-K for the year ended December 31, 2024 under the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in subsequent filings made with the Securities and Exchange Commission.

The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company's financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

Non-GAAP Disclosures

In this presentation, we refer to tangible book value per share, fee income to operating revenue, adjusted net income, adjusted diluted EPS, adjusted ROAA, adjusted ROAE and the efficiency ratio, which are non-GAAP measures. For a reconciliation of these non-GAAP measures to GAAP results and our rationale for usage of non-GAAP measures, please refer to the GAAP- Non-GAAP reconciliation.

Financial Highlights

	2Q25	1Q25	2Q24	Qtr / Qtr Chge	Yr / Yr Chge
Net Income [1]	$ 19.4	$ 18.1	$ 7.7	7.7%	151.3%
Net Income, Adjusted [1,2]	$ 20.2	$ 19.3	$ 8.7	4.5%	131.2%
Diluted EPS	$ 1.01	$ 0.93	$ 0.73	7.7%	37.1%
Diluted EPS, Adjusted [2]	$ 1.04	$ 1.00	$ 0.83	4.0%	25.3%
Assets [1]	$ 5,387.6	$ 5,441.6	$ 3,198.8	-1.0%	68.4%
Loans [1]	$ 3,931.4	$ 3,876.0	$ 2,347.6	1.4%	67.5%
Deposits [1]	$ 4,516.6	$ 4,633.7	$ 2,702.9	-2.5%	67.1%
ROAA (Annualized)	1.45%	1.35%	0.97%	10 bps	48 bps
ROAA (Annualized), Adjusted [2]	1.51%	1.45%	1.09%	6 bps	42 bps
ROAE *(Annualized)*	14.56%	13.98%	11.41%	58 bps	315 bps
ROAE *(Annualized)*, Adjusted [2]	15.12%	14.97%	12.88%	15 bps	224 bps
Efficiency Ratio	60.25%	63.22%	68.04%	-297 bps	-778 bps
Efficiency Ratio, Adjusted [2]	58.70%	60.50%	64.60%	-180 bps	-590 bps
Net Interest Margin	4.07%	4.00%	3.54%	7 bps	52 bps

1 - $ In Millions

2 - Non-GAAP adjustments for certain charges in 2024-25. Please refer to the GAAP to Non-GAAP reconciliation.

Commentary

- Profitability metrics, which are on the high-end of our peer group, continue to improve
- Merger related expenses are now in the rearview mirror as the conversion is completed
- Focus in 2Q'25 was to reignite the earnings engine and work toward peak performance
- Net interest margin expanded as the Bank is holding firm with its pricing principles
- Efficiency ratio improved as revenues increased while merger related costs declined during the quarter; Consulting costs remain elevated as we implement process improvements throughout the Bank
- Credit quality remains strong as the Bank had net charge-offs of $0.1 million and classified loans declined by 14%
- ACL to Total Loans was 1.22% at quarter-end
- Believe we are set-up for success with strong credit profile, increasing capital ratios and an 87% loan to deposit ratio

Net Interest Margin

Net Interest Income and Margin



3.54%
4.14%
4.05%
4.00%
4.07%
$26.1
$51.7
$50.6
$48.8
$49.5
2Q24
3Q24
4Q24
1Q25
2Q25
Net Interest Income ($ in millions)
Net Interest Margin

Change in Deposit Cost [1]



5.33%
5.26%
4.65%
4.33%
4.33%
2.67%
2.95%
2.81%
2.65%
2.51%
2Q24
3Q24
4Q24
1Q25
2Q25
Cost of Interest Bearing Deposits
Fed Funds

Yields on Assets and Liabilities



5.84%
6.61%
6.38%
6.17%
6.13%
2.81%
3.07%
2.92%
2.76%
2.64%
2Q24
3Q24
4Q24
1Q25
2Q25
Interest Earning Assets
Interest Bearing Liabilities

- **Net interest income totaled $49.5 million for the quarter while the net interest margin, on a tax equivalent basis, improved to 4.07%, which was an increase of seven basis points from the prior quarter.**
  - *The margin for the quarter was impacted by the net accretion of the purchase accounting marks totaling $5.2 million or 50 basis points.*
  - *The second quarter of 2025 reflects the full impact of deposit rate reductions implemented in the prior quarter as well as the runoff of higher rate time deposits and money market balances.*

1 - Fed Funds represents the average for the quarter.

Fee Income

Non-Interest Income


$ In Millions
$7.2
$12.4
$11.2
$11.6
$12.9
2Q24
3Q24
4Q24
1Q25
2Q25

Non-Interest Income Breakout


24%
20%
11%
4%
41%
Wealth management
Mortgage banking
Interchange income
Service charges
Other income

- **Noninterest income increased by $1.3 million to $12.9 million during the quarter.**
  - Swap fees, which totaled $0.7 million for the quarter, were up $0.4 million from the prior quarter.
  - Service charges totaled $2.6 million for the quarter compared to $2.4 million for the prior quarter.
  - Income from mortgage banking activities increased by $0.2 million. The prior quarter included a decrease in the fair value of the mortgage servicing rights totaling $0.2 million.
  - Other fee income increased by $0.7 million which included $0.3 million in solar tax credits and a gain on sale of other real estate owned of $0.1 million.

20.7%[1]

Fee Income / Operating Revenue

1 - Non-GAAP calculation - Please refer to the GAAP to Non-GAAP reconciliation.

Non-Interest Expenses

Non-Interest Expenses



$ In thousands
60,299
42,930
38,176
37,614
22,639
2Q24
3Q24
4Q24
1Q25
2Q25
Salaries & Benefits
Occupancy & Equipment
Data Processing
Professional Fees
Intangible Asset Amort
Merger Related Costs
Other
Total

Efficiency Ratio [1]



65%
60%
62%
61%
59%
2Q24
3Q24
4Q24
1Q25
2Q25

- **Noninterest expenses decreased by $0.6 million quarter over quarter, totaling $37.6 million for the three months ended June 30, 2025.**
  - *Merger-related expenses totaled $1.0 million, which was a decrease of $0.6 million from the prior quarter. These expenses were primarily related to software conversion costs.*
  - *Salaries and benefits increased by $1.0 million during the quarter. The increase includes $0.6 million of severance costs, the impact of salary increases starting in May and one extra day in the quarter.*
  - *Occupancy, furniture and equipment expenses decreased by $0.5 million for the quarter primarily due to the seasonal expenses incurred during the first quarter of 2025.*
  - *Professional services expense remains elevated as the Company continues to utilize third-party assistance to enhance daily functions and operational processes. Reliance on these services is expected to decline in the third quarter of 2025.*

1 - Non-GAAP adjustments for certain charges in 2024-25. Please refer to the GAAP to Non-GAAP reconciliation.

Credit Quality

Charge-offs & Non-Performing Loans



0.49%
0.45%
0.42%
0.42%
0.26%
0.30%
0.02%
0.03%
0.03%
0.01%
2Q24
3Q24
4Q24
1Q25
2Q25
NCOs / Avg. Loans
NPAs / Total Assets

ACL Ratios



1.27%
1.25%
1.24%
1.23%
1.22%
357%
184%
202%
210%
214%
2Q24
3Q24
4Q24
1Q25
2Q25
Reserves / NPLs
Reserves / Total Loans

- **The allowance for credit losses ("ACL") on loans increased to $47.9 million during the quarter.**
  - *The Company recorded provision expense on loans totaling $0.2 million, which included net charge-offs of $0.1 million.*
  - *Classified loans decreased by $10.4 million to $65.8 million at June 30, 2025.*
  - *Non-accrual loans declined slightly to $22.4 million at June 30, 2025 resulting in nonaccrual loans as a percentage of total loans of 0.57%.*
  - *Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.*

Earnings & Key Performance Metrics

Earnings [1]



$0.83
$1.11
$0.87
$1.00
$1.04
$0.20
$0.23
$0.23
$0.26
$0.26
$8.7
$21.4
$16.7
$19.3
$20.2
2Q24
3Q24
4Q24
1Q25
2Q25
Net Income ($ in Millions)
Diluted EPS
Dividend Paid

Tangible Common Equity and TCE/TA %



8.1%
7.5%
7.5%
7.9%
8.3%
$258
$409
$411
$429
$445
2Q24
3Q24
4Q24
1Q25
2Q25
Tangible Common Equity ($M)
TCE / TA (%)

Return on Average Assets & Equity [1]



12.88%
15.85%
12.86%
14.97%
15.12%
1.09%
1.55%
1.22%
1.45%
1.51%
2Q24
3Q24
4Q24
1Q25
2Q25
ROAE
ROAA

Tangible Book Value per Share ("TBVPS") [1]



$24.23
$22.72
$22.94
$22.06
$22.88
2Q24
3Q24
4Q24
1Q25
2Q25

1 - Non-GAAP adjustments for certain charges in 2024-25. Please refer to the GAAP to Non-GAAP reconciliation.

Loans

Trend [1]



$ In Millions
$2,348
$477
$1,870
$3,981
$779
$3,202
$3,931
$788
$3,143
$3,876
$785
$3,091
$3,931
$826
$3,105
2Q24
3Q24
4Q24
1Q25
2Q25
Commercial
Consumer



$1,980
$383
$1,597
$2,151
$431
$1,721
$2,298
$468
$1,831
$3,931
$788
$3,143
$3,931
$826
$3,105
2021
2022
2023
2024
2Q25
Commercial Loans
Consumer Loans

Composition [2]



Non-owner occupied CRE 31%
Owner occupied CRE 16%
Agricultural 3%
Multi-family 6%
Acquisition & development 6%
Yield on Loans: 6.52% 3
Non-owner occupied residential 4%
Residential mortgage 21%
Commercial & industrial 13%

- **Loans held for investment increased by $55.4 million or 6% annualized from the prior quarter.**
  - *Commercial loan production for the quarter totaled $165.4 million with outstanding balances at quarter-end of $106.6 million and a blended rate of 6.82%.*
  - *The increase in loans included a purchase of property assessed clean energy ("PACE") loans totaling $25.4 million.*
  - *Pipeline remains strong heading into the third quarter.*

1 - End of period balances.
2 - Financial data as of June 30, 2025.
3 - Yield on Loans represents three months ending June 30, 2025.

Deposits

Trend [1]



$ In Millions
$2,703
$489
$2,213
$4,651
$1,007
$3,644
$4,623
$993
$3,630
$4,634
$945
$3,688
$4,517
$887
$3,629
2Q24
3Q24
4Q24
1Q25
2Q25
Core Deposits
Time Deposits

Composition [2]



Interest DDA 27%
Money Markets 27%
Savings 6%
Time Deposits 20%
Non-Interest DDA 20%
Cost of Deposits: 2.01% [3]

- **Deposits decreased by $117.1 million during the second quarter of 2025.**
  - *Time deposits and money market deposits decreased by $58.0 million and $35.8 million, respectively.*
  - *The declines in time and money market deposits are due to continued run-off in higher yielding promotional balances.*
  - *The Bank's loan-to-deposit ratio increased slightly to 87% at June 30, 2025 compared to 84% at March 31, 2025.*

80% Core Deposits

87% Loan-to-Deposit Ratio

1 - End of period balances.
2 - Financial data as of June 30, 2025.
3 – Cost of Deposits represents three months ending June 30, 2025.

Investments

Portfolio Metrics	
Total Portfolio	$885.4MM
% of Assets	16.4%
Duration	4.5 Years
Yield	4.70%
AOCI	($24.3MM)

Trends – Balances / AOCI / Yields [1,2]


4.54%
4.77%
4.66%
4.65%
4.70%
$529.1
$826.8
$829.7
$855.5
$885.4
($29.6)
($15.4)
($27.2)
($24.2)
($24.3)
2Q24
3Q24
4Q24
1Q25
2Q25
Portfolio Balance
AOCI
Yield

1 - End of period balances.
2 - Yields based on quarterly average – See Analysis of Net Interest Income table in earnings release.
3 - Financial data as of June 30, 2025.

Composition [3]


Agency CMO
40%
Agency MBS
23%
Municipal
23%
ABS
10%
Other
4%

- **The portfolio increased by $29.9 million during the quarter.**
  - *The Bank purchased $50.1 million of investment securities, which was partially offset by paydowns totaling $20.4 million.*
  - *The overall duration of the portfolio was 4.5 years at June 30, 2025.*
- **All investment securities are classified as available-for-sale.**

Capital

Total Risk Based Capital Ratio



13.3% 13.1%
12.4% 12.2%
12.4% 12.4%
13.1% 13.0%
13.3% 13.3%
2Q24
3Q24
4Q24
1Q25
2Q25
Total Company
Bank
Well Capitalized @ 10.0%

- All capital ratios applicable to the Company and Bank were above relevant regulatory minimum levels to be deemed "well capitalized" under current bank regulatory guidelines.
- Capital Ratios have returned to pre-merger levels.

Tier 1 Risk Based Capital Ratio



11.1% 12.0%
10.0% 11.0%
10.2% 11.2%
10.8% 11.9%
11.1% 12.1%
2Q24
3Q24
4Q24
1Q25
2Q25
Total Company
Bank
Well Capitalized @ 8.0%

Leverage Ratio



8.9% 9.5%
8.0% 8.8%
8.3% 9.1%
8.6% 9.5%
9.0% 9.8%
2Q24
3Q24
4Q24
1Q25
2Q25
Total Company
Bank
Well Capitalized @ 5.0%

Strategic Focus

1. Recruit talent throughout our footprint to drive and facilitate growth
2. Maximize automation and implement operational efficiencies
3. Maintain focus on loan and deposit growth
4. Deploy excess liquidity to drive prudent growth and enhance net interest income
5. Evaluate expansion and acquisition opportunities that make sense for our franchise
6. Continue to build capital to support future investments
7. Maximize shareholder value through profitability, dividends and stock buybacks

2025 Guidance

Loan Growth	5.0% annualized growth for remainder of year
Margin	Range: 4.05% to 4.15%
Non-Interest Income	Range: $46.0 million to $50.0 million (annualized)
Non-Interest Expenses	Range: $140.0 million to $145.0 million (annualized)
Effective Tax Rate	Approximately 21%

Assumes the interest rate environment and economic conditions remain stable

Q & A

Reconciliation of Non-GAAP Measures to GAAP Results

As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets.

Management believes providing certain "non-GAAP" financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions. Management also believes providing certain other "non-GAAP" financial information will assist investors in their understanding of the effect on recent financial results of non-recurring charges associated with increasing operational efficiencies for the long-term.

Tangible book value per common share, fee income to operating revenue, adjusted net income, adjusted diluted EPS, adjusted ROAA, adjusted ROAE and adjusted efficiency ratio, as used by the Company in this presentation, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this presentation, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

The following tables present the computation of each non-GAAP based measure included in this presentation together with its most directly comparable GAAP based measure.

GAAP to Non-GAAP Reconciliation

Net Income / Diluted EPS / Ratios	2Q24	3Q24	4Q24	1Q25	2Q25
(Presented In Millions except for Diluted EPS)					
Average Assets	$ 3,211.1	$ 5,515.1	$ 5,464.2	$ 5,425.7	$ 5,374.8
Average Equity	272.8	537.7	516.4	523.7	535.7
Net Income (GAAP)	**$ 7.7**	**$ (7.9)**	**$ 13.7**	**18.1**	**19.4**
Add Litigation Settlement	$ -	$ -	$ 0.5	$ -	$ -
Add Merger Related Expense	1.1	17.0	3.9	1.6	1.0
Add Executive Retiement Expenses	-	4.8	-	-	-
Add Provision for Credit Losses on Non-PCD Loans	-	15.5	-	-	-
Less Related Tax Effect	(0.1)	(7.9)	(1.4)	(0.4)	(0.2)
Adjusted Net Income (Non-GAAP)	**$ 8.7**	**$ 21.4**	**$ 16.7**	**19.3**	**20.2**
Diluted Shares	**10.6**	**19.2**	**19.3**	**19.3**	**19.3**
Diluted EPS (GAAP) [1]	**$ 0.73**	**$ (0.41)**	**$ 0.71**	**$ 0.93**	**$ 1.01**
Adjusted Diluted EPS (Non-GAAP) [1]	**$ 0.83**	**$ 1.11**	**$ 0.87**	**$ 1.00**	**$ 1.04**
ROAA (GAAP) [1]	**0.97%**	**-0.57%**	**1.00%**	**1.35%**	**1.45%**
Adjusted ROAA (Non-GAAP) [1]	**1.09%**	**1.55%**	**1.22%**	**1.45%**	**1.51%**
ROAE (GAAP) [1]	**11.41%**	**-5.85%**	**10.54%**	**13.98%**	**14.56%**
Adjusted ROAE (Non-GAAP) [1]	**12.88%**	**15.85%**	**12.86%**	**14.97%**	**15.12%**

1 - Annualized

GAAP to Non-GAAP Reconciliation

Efficiency Ratio (Non-GAAP)	2Q24	3Q24	4Q24	1Q25	2Q25
(Presented In Millions)					
Net Interest Income	$ 26.1	$ 51.7	$ 50.6	$ 48.8	$ 49.5
Plus Non-Interest Income	7.2	12.4	11.2	11.6	12.9
Total Revenue (A)	**$ 33.3**	**$ 64.1**	**$ 61.8**	**$ 60.4**	**$ 62.4**
Non-Interest Expense	$ 22.6	$ 60.3	$ 42.9	$ 38.2	$ 37.6
Less Litigation Settlement	-	-	(0.5)	-	-
Less Restructuring Charge	-	-	-	-	-
Less Merger Related Expense	(1.1)	(17.0)	(3.9)	(1.6)	(1.0)
Less Executive Retirement Expenses		(4.8)	(0.0)	-	-
Adjusted Non-Interest Expense (B)	**$ 21.5**	**$ 38.6**	**$ 38.5**	**$ 36.5**	**$ 36.6**
Adjusted Efficiency Ratio (B / A)	**64.6%**	**60.2%**	**62.3%**	**60.5%**	**58.7%**

Fee Income / Total Revenue Ratio (Non-GAAP)	2Q24	3Q24	4Q24	1Q25	2Q25
(Presented In Millions)					
Net Interest Income	$ 26.1	$ 51.7	$ 50.6	$ 48.8	$ 49.5
Plus Non-Interest Income (B)	7.2	12.4	11.2	11.6	12.9
Total Revenue (A)	**$ 33.3**	**$ 64.1**	**$ 61.8**	**$ 60.4**	**$ 62.4**
Fee Income / Total Revenue Ratio (B / A)	**21.6%**	**19.3%**	**18.2%**	**19.2%**	**20.7%**

GAAP to Non-GAAP Reconciliation

Tangible Book Value (Non-GAAP)	2Q24	3Q24	4Q24	1Q25	2Q25
(Presented in Millions except for Tangible Book Value Per Share)					
Total Shareholders' Equity (GAAP)	$ 278.4	$ 516.2	$ 516.7	$ 532.9	$ 548.4
Less Goodwill	18.7	70.7	68.1	68.1	69.8
Less Intangible Assets	2.0	46.1	47.8	45.2	42.7
Less Related Tax Effect	(0.4)	(9.7)	(10.0)	(9.5)	(9.0)
Tangible Book Value (Non-GAAP) (A)	$ 258.1	$ 409.1	$ 410.8	$ 429.1	$ 444.9
Add Significant Non-Recurring Expenses	1.8	39.0	43.4	1.6	2.6
Less Related Tax Effect	(0.1)	(8.1)	(9.4)	(0.4)	(0.6)
Tangible Book Value (Non-GAAP) Adjusted (C)	**$ 259.8**	**$ 440.1**	**$ 444.8**	**$ 430.4**	**$ 447.0**
Ending Period Shares Outstanding (B)	**10.7**	**19.4**	**19.4**	**19.5**	**19.5**
Tangible Book Value (Non-GAAP) / Shares Outstanding (A / B)	**$ 24.08**	**$ 21.12**	**$ 21.19**	**$ 21.99**	**$ 22.77**
Tangible Book Value (Non-GAAP) / Shares Outstanding Adjusted (C / B)	**$ 24.23**	**$ 22.72**	**$ 22.94**	**$ 22.06**	**$ 22.88**